AGREEMENT
-----------------


This Agreement made and entered into this _____ day of November, 2000, by and between WILLIAM VALENTZ (hereinafter referred to as "Owner") and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H :

WHEREAS, simultaneously with the execution of this Agreement, Purchaser entered into a Stock Purchase Agreement ("Stock Purchase Agreement") with Owner and BARRY VINES (hereinafter referred to collectively as the "Shareholders") for the acquisition by Purchaser of one hundred percent (100%) of the outstanding capital shares of THE LINC CORPORATION, a Nevada corporation ("Company No. 2") and with Owner for the acquisition by Purchaser of one hundred percent (100%) of the outstanding capital shares of VAL TECH COMPUTER SYSTEMS, INC., an Alabama corporation ("Company No. 1"); and

WHEREAS, immediately prior to the closing date (as defined in the Stock Purchase Agreement), Owner owned seven hundred thousand (700,000) shares of the outstanding voting capital stock of Company No. 2 and one thousand (1,000) shares of the common stock of Company No. 1; and

WHEREAS, Purchaser would not have entered into the Stock Purchase Agreement with all of the Shareholders without the consent of Owner to enter into this covenant not to compete agreement; and

WHEREAS, pursuant to Article VII of said Stock Purchase Agreement, Owner agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Stock
Purchase  Agreement,  the  parties  hereto  agree  as  follows:

1. As an inducement for Purchaser to enter into the Stock Purchase Agreement with the Shareholders, Owner covenants and agrees that for a period equal to the later of five (5) years from the closing of the Stock Purchase Agreement of even date or one (1) year after the termination of Owner's employment with Purchaser pursuant to the terms of an Employment Agreement of even date, Owner will not, or with any other person, corporation or entity, directly or indi-rectly, by stock or other ownership, investment, management, employment or otherwise, or in any relation-ship whatsoever:


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     (a)  Solicit,  divert  or  take  away or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below; or

     (b) Attempt to seek or cause any clients or customers of Purchaser or any such affiliate or subsidiary relating thereto to refrain from continuing their patronage of the Business of Purchaser; or

     (c) Engage in the Business of Purchaser in any state in which Purchaser or its subsidiaries has an office during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries currently transact business is attached hereto as Exhibit A; or

     (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary.

     (e) Nothing in this Agreement shall prohibit Owner from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly-traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC bulletin board or from taking any action described in items 1(b)-(d) above for the benefit of or on behalf of Purchaser or any of its subsidiaries.

     For purposes of this Section, the "Business of Purchaser" shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

     (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (ii) The sale or servicing or consulting, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (iii)Sale,  servicing  or  supporting  of  microcomputer  products   and
          microcomputer support solutions and computer integration products, peripheral devices and related products, and the sale of networking services;


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     (iv) The  providing  of  e-consulting  and  integrated network development, support and management services for installed voice and data systems; and

     (v) Any other business activity which can reasonably be determined to be competitive with the principal business activity being engaged in by Purchaser or any of its subsidiaries.

     Owner has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of the businesses of Company No. 1 and Company No. 2 acquired by Purchaser from Owner and have been separately bargained for and agrees that Purchaser has been induced to enter into the Stock Purchase Agree-ment and pay the consideration described in Paragraph 2 by the represen-tation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Owner hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the length of time and geographic area embraced therein, and agrees that irrespec-tive of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

     The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Stock Purchase Agreement, is being entered into to protect the legitimate business interests of Purchaser, including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets;
     (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an on-going business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and
     (v) extraordinary or specialized training. In the event that any provision or portion of Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining pro-visions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reason-ableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be deter-mined by arbitration or by a Court of competent jurisdiction to be reasonable.


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2.   The  consideration  for Owner's covenant not to compete shall be One Dollar
     ($1.00) and other valuable consideration, including the consideration paid by the Purchaser to Owner pursuant to the Stock Purchase Agreement.

3. The terms and conditions of this Agreement shall be binding upon the Owner and Purchaser, and their successors, heirs and assigns.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                   __________________________________
                                   WILLIAM  VALENTZ

                                   POMEROY COMPUTER RESOURCES, INC.


                                   By:________________________________
                                      STEPHEN E. POMEROY,
                                      Chief Financial Officer


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     EXHIBIT A
--------------

                             STATES IN WHICH POMEROY
                          AND/OR ITS PARENT CORPORATION
                      AND/OR SUBSIDIARIES TRANSACT BUSINESS


1.     Alabama
2.     Arkansas
3.     California
4.     Florida
5.     Georgia
6.     Indiana
7.     Illinois
8.     Iowa
9.     Kentucky
10.    Michigan
11.    Minnesota
12.    Mississippi
13.    North  Carolina
14.    Ohio
15.    Oklahoma
16.    Pennsylvania
17.    South  Carolina
18.    Tennessee
19.    Texas
20.    Virginia
21.    West  Virginia


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